As filed with the Securities and Exchange Commission on August 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

iSTAR INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization) 1114 Avenue of the Americas 39th Floor New York, New York (212) 930-9400 (Address of principal executive offices)	95-6881527 (I.R.S. Employer Identification Number) 10036 (Zip Code)

iStar Inc.

2009 Long-Term Incentive Plan

(Full title of the Plan)

Geoffrey Dugan

iStar Inc.

1114 Avenue of the Americas
39th Floor
New York, New York
(212) 930-9400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kathleen Werner, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,000,000	(3)	$25.33	$25,330,000.00	$2763.50

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock that become issuable under the iStar Inc. 2009 Long-Term Incentive Plan (as amended and restated, the "2009 LTIP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding ordinary shares.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per ordinary share and the aggregate offering price is based upon the average of the high and low prices of the common stock, as reported on the New York Stock Exchange on August 24, 2021.

(3)	Represents additional shares of common stock authorized for issuance under the 2009 LTIP. See “Explanatory Note” for additional information.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

iStar Inc. (the "Company") is filing this Registration Statement on Form S-8 to register 1,000,000 additional shares of common stock authorized for issuance under the iStar Inc. 2009 Long-Term Incentive Plan (as amended and restated, the "2009 LTIP").

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (No. 333-183465) filed with the Securities and Exchange Commission (the "SEC") on August 21, 2012, except to the extent supplemented, amended or superseded by the information set forth this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant with the SEC are hereby incorporated by reference herein, and shall be deemed to be a part of, this Registration Statement:

•	The Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on April 29, 2021 and August 3, 2021;

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 23, 2021;

•	The Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2021 (solely to the extent specifically incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020);

•	The Current Reports on Form 8-K filed with the SEC on May 7, 2021, May 14, 2021 and July 6, 2021; and

•	The description of the Company's common stock contained in Exhibit 4.14 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 24, 2020, which updated the description thereof contained in the Company's Registration Statement on Form 8-A/A (File No. 001-15371), filed with the SEC on October 5, 1999.

In addition, all documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents; except as to any portion of any future annual, quarterly or current report or other document that is deemed furnished and not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit number	Exhibit description

4.1*	iStar Inc. 2009 Long-Term Incentive Plan, as amended and restated on May 13, 2021, (incorporated by reference to our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2021)

5.1	Opinion of Clifford Chance US LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Clifford Chance US LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

*	Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on August 30, 2021.

iSTAR INC.

By:	/s/ JAY SUGARMAN
	Name:	Jay Sugarman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Doug Heitner, Garett Rosenblum and Geoffrey Dugan and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ JAY SUGARMAN Jay Sugarman	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	August 30, 2021

/s/ GARETT ROSENBLUM Garett Rosenblum	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 30, 2021

/s/ CLIFFORD DE SOUZA Clifford De Souza	Director	August 30, 2021

/s/ DAVID EISENBERG David Eisenberg	Director	August 30, 2021

/s/ ROBIN JOSEPHS Robin Josephs	Director	August 30, 2021

/s/ RICHARD LIEB Richard Lieb	Director	August 30, 2021

/s/ BARRY W. RIDINGS Barry W. Ridings	Director	August 30, 2021